Exhibit 99.1

COMPANY CONTACT: Jonathan Stanner Vice President, Corporate Finance Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, NOVEMBER 3, 2010

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2010 RESULTS

Strengthening Operating Fundamentals Drive Strong Rate

Growth and Significant Continued Margin Expansion

CHICAGO – November 3, 2010 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the third quarter ended September 30, 2010. RevPAR growth was a strong 7.3 percent during the quarter and was largely driven by a 5.4 percent increase in average daily rate. EBITDA margins expanded 240 basis points, excluding the impact of cancellation fees and property-level bonuses.

Third Quarter Highlights

•	Comparable funds from operations (Comparable FFO) was $0.03 per diluted share compared with a loss of $0.07 per diluted share in the prior year period.

•	Comparable EBITDA was $33.6 million compared with $31.2 million in the prior year period, an increase of 7.7 percent.

•

North American revenue per available room (RevPAR) increased 7.3 percent, driven by a 1.3 percentage point increase in occupancy and a 5.4 percent increase in average daily rate (ADR), compared to the third quarter 2009. Total revenue per available room (Total RevPAR) increased 6.0 percent with non-rooms revenue increasing by 4.5 percent between periods.

•	Total U.S. market share penetration grew throughout the portfolio in both ADR and occupancy. Total U.S. RevPAR penetration improved by 2 percentage points to 112 percent.

•

European RevPAR increased 10.5 percent (18.9 percent in constant dollars), driven by a 3.6 percentage point increase in occupancy and a 6.0 percent increase in ADR (14.1 percent increase in constant dollars) between periods. European Total RevPAR increased 8.5 percent in the third quarter over the prior year period (17.0 percent in constant dollars). The European portfolio excludes results from the InterContinental Prague, which is currently under contract for sale.

•

North American EBITDA margins expanded 150 basis points compared to the third quarter of 2009. Excluding cancellation fees and adjusting for an increase in property-level bonus accruals made during the quarter, EBITDA margins expanded 240 basis points in the third quarter.

Chief Executive Officer Laurence Geller remarked, “Our leading edge asset management, continued focus on increasing room rates, productivity improvements, and cost cutting initiatives are all producing strong financial results. Our RevPAR increases and market share growth are compelling given the geographic distribution of our portfolio. We’re especially pleased by our adjusted EBITDA to RevPAR growth ratio of three times – a noteworthy confirmation of the success of our ongoing strategy.

“Restructuring our balance sheet and methodically divesting our European portfolio to maximize proceeds remain key priorities for the company. The sale of the InterContinental Prague, the third disposition of a foreign asset in the past 12 months, represents the continuing execution of our balance sheet and strategic plans,” commented Geller.

Financial Results

The company reported third quarter 2010 financial results as follows:

•

Net loss attributable to common shareholders was $39.4 million, or $0.26 per diluted share, compared with net loss attributable to common shareholders of $73.5 million, or $0.97 per diluted share, for the third quarter of 2009.

•

Comparable EBITDA was $33.6 million compared with $31.2 million for the third quarter of 2009. Excluding a $3.8 million charge related to the company’s long-term incentive compensation plan, Comparable EBITDA totaled $37.4 million in the third quarter, a 19.9% increase compared to the third quarter of 2009.

•

Comparable FFO was $4.9 million, or $0.03 per diluted share, compared with a loss of $5.2 million, or $0.07 per diluted share, in the third quarter of 2009. Excluding the $3.8 million charge related to the company’s long-term incentive compensation plan, Comparable FFO totaled $8.8 million, or $0.06 per diluted share in the third quarter.

The company reported financial results for the nine month period ending September 30, 2010 as follows:

•

Net loss attributable to common shareholders was $127.1 million, or $1.12 per diluted share, compared with a net loss attributable to common shareholders of $202.6 million, or $2.69 per diluted share, for the nine month period ending September 30, 2009.

•

Comparable EBITDA was $90.7 million compared with $87.5 million for the nine month period ending September 30, 2009. Excluding a $6.9 million charge related to the company’s long-term incentive compensation plan, Comparable EBITDA totaled $97.6 million for the nine month period, an 11.5% increase compared to the nine months ending September 30, 2009.

•	Comparable FFO was a loss of $4.7 million, or $0.04 per diluted share, compared with a loss of $19.0 million, or $0.25 per diluted share, in the nine month period ending September 30, 2009. Excluding the $6.9 million charge related to the company’s long-term incentive compensation plan, Comparable FFO totaled $2.2 million, or $0.02 per diluted share for the nine month period ending September 30, 2010.

Other Third Quarter Activity

On September 27, the company announced that a share purchase agreement was signed for the sale of the InterContinental Prague to an investment group led by an affiliate of Westmont Hospitality for total consideration of approximately €110.6 million, or approximately €297,000 per room. The total consideration represents the outstanding amount of the property’s third party debt and the current interest rate swap liability related to the third party indebtedness, which was estimated to be approximately €9.0 million as of August 31. In addition, approximately €2.0 million of restricted cash related to the property will be released to the company. The sale, subject to certain closing contingencies, is scheduled to close in the fourth quarter of 2010.

On August 10, the company announced that its Board of Directors appointed Raymond L. (Rip) Gellein, Jr. as Chairman. Mr. Gellein assumed the position from William (Bill) Prezant, who continues to serve as a member of the Board of Directors. Mr. Gellein has served as a member of the board since August 2009 and previously was President of Global Development at Starwood Hotels and Resorts Worldwide, Inc.

Earnings Call

The company will conduct its third quarter 2010 conference call for investors and other interested parties on Thursday, November 4, 2010 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4205 (toll international: 617-213-4862) with pass code 34191290. To participate on the web cast, log on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=3417189 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on November 4, 2010, through 11:59 p.m. ET on November 11, 2010. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 94234941. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the third quarter information section.

Portfolio Definitions

North American hotel comparisons for the third quarter 2010 are derived from the company’s hotel portfolio at September 30, 2010, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the third quarter 2010 are derived from the company’s European owned and leased hotel properties at September 30, 2010, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, and the Marriott Hamburg. The InterContinental Prague, which is currently under contract for sale, is excluded from the European portfolio comparisons.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 8,002 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding our future financial results, stabilization in the lodging space, positive trends in the lodging industry and our continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Rooms	$105,771	$97,895	$295,647	$281,776
Food and beverage	55,987	52,489	177,830	162,017
Other hotel operating revenue	19,065	19,233	58,049	67,736

	180,823	169,617	531,526	511,529
Lease revenue	1,108	1,224	3,383	3,513

Total revenues	181,931	170,841	534,909	515,042

Operating Costs and Expenses:
Rooms	29,191	28,070	83,003	80,057
Food and beverage	42,481	40,505	128,273	121,145
Other departmental expenses	51,602	49,017	151,340	148,652
Management fees	5,866	6,030	18,583	19,553
Other hotel expenses	12,971	12,926	40,798	39,168
Lease expense	4,182	4,355	12,311	12,480
Depreciation and amortization	32,779	34,421	99,906	98,047
Impairment losses and other charges	—	—	—	50,214
Corporate expenses	8,904	5,020	22,484	19,996

Total operating costs and expenses	187,976	180,344	556,698	589,312

Operating loss	(6,045)	(9,503)	(21,789)	(74,270)

Interest expense	(22,118)	(24,635)	(68,488)	(70,674)
Interest income	68	176	373	628
Loss on early extinguishment of debt	(39)	—	(925)	(883)
Loss on early termination of derivative financial instruments	—	—	(18,263)	—
Equity in earnings of joint ventures	3,001	1,573	2,900	2,144
Foreign currency exchange loss	(134)	(379)	(1,399)	(1,233)
Other income, net	1,605	125	2,299	168

Loss before income taxes and discontinued operations	(23,662)	(32,643)	(105,292)	(144,120)
Income tax (expense) benefit	(407)	236	(1,359)	(2,515)

Loss from continuing operations	(24,069)	(32,407)	(106,651)	(146,635)
(Loss) income from discontinued operations, net of tax	(6,717)	(33,481)	2,692	(34,087)

Net loss	(30,786)	(65,888)	(103,959)	(180,722)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	192	844	879	2,297
Net income attributable to the noncontrolling interests in consolidated affiliates	(1,086)	(696)	(858)	(1,044)

Net loss attributable to SHR	(31,680)	(65,740)	(103,938)	(179,469)
Preferred shareholder dividends	(7,721)	(7,721)	(23,164)	(23,164)

Net loss attributable to SHR common shareholders	$(39,401)	$(73,461)	$(127,102)	$(202,633)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.22)	$(0.53)	$(1.14)	$(2.24)
(Loss) income from discontinued operations attributable to SHR	(0.04)	(0.44)	0.02	(0.45)

Net loss attributable to SHR common shareholders	$(0.26)	$(0.97)	$(1.12)	$(2.69)

Weighted average common shares outstanding	151,635	75,441	113,237	75,265

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2010	2009
Assets
Investment in hotel properties, net	$1,970,242	$2,162,584
Goodwill	40,359	75,758
Intangible assets, net of accumulated amortization of $6,006 and $4,400	33,352	34,046
Assets held for sale	159,902	—
Investment in joint ventures	48,754	46,745
Cash and cash equivalents	65,841	116,310
Restricted cash and cash equivalents	39,512	22,829
Accounts receivable, net of allowance for doubtful accounts of $2,096 and $2,657	48,648	54,524
Deferred financing costs, net of accumulated amortization of $14,176 and $12,543	4,915	11,225
Deferred tax assets	32,548	34,244
Other assets	38,407	39,878

Total assets	$2,482,480	$2,598,143

Liabilities and Equity
Liabilities:
Mortgages payable	$1,119,131	$1,300,745
Exchangeable senior notes, net of discount	—	169,452
Bank credit facility	36,000	178,000
Liabilities of assets held for sale	166,668	—
Accounts payable and accrued expenses	283,159	236,269
Deferred tax liabilities	1,722	16,940
Deferred gain on sale of hotels	93,206	101,852

Total liabilities	1,699,886	2,003,258
Noncontrolling interests in SHR’s operating partnership	4,047	2,717
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $128,911 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $131,603 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $164,504 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 151,301,562 and 75,253,252 common shares issued and outstanding)	1,513	752
Additional paid-in capital	1,554,677	1,233,856
Accumulated deficit	(1,058,181)	(954,208)
Accumulated other comprehensive loss	(101,467)	(69,341)

Total SHR’s shareholders’ equity	754,463	568,980
Noncontrolling interests in consolidated affiliates	24,084	23,188

Total equity	778,547	592,168

Total liabilities and equity	$2,482,480	$2,598,143

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	September 30, 2010
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	151,302	151,302
Operating partnership units outstanding	955	955
Restricted stock units outstanding	1,071	1,071

Combined shares, options and units outstanding	153,328	153,328
Common stock price at end of period	$4.24	$4.24

Common equity capitalization	$650,111	$650,111
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt	1,293,642	1,293,642
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(65,841)	(65,841)

Total enterprise value	$2,423,908	$2,248,148

Net Debt / Total Enterprise Value	57.9%	54.6%
Preferred Equity / Total Enterprise Value	15.3%	16.5%
Common Equity / Total Enterprise Value	26.8%	28.9%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold or held for sale are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On September 22, 2010, we entered into an agreement to sell the InterContinental Prague hotel for estimated consideration of approximately €110.6 million on the signing date. The sale is scheduled to close in the fourth quarter of 2010. The following hotels were sold during 2009 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Renaissance Paris Hotel Le Parc Trocadero	December 21, 2009	$50,275
Four Seasons Mexico City	October 29, 2009	$52,156

The following is a summary of (loss) income from discontinued operations, net of tax, for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Hotel operating revenues	$6,457	$16,142	$18,843	$45,163

Operating costs and expenses	4,427	11,951	13,807	35,493
Depreciation and amortization	1,289	3,943	3,702	9,631
Impairment losses	—	30,795	—	30,795

Total operating costs and expenses	5,716	46,689	17,509	75,919

Operating income (loss)	741	(30,547)	1,334	(30,756)

Interest expense	(2,378)	(2,268)	(7,716)	(6,454)
Interest income	4	26	15	86
Foreign currency exchange (loss) gain	(5,094)	(814)	7,495	946
Income tax benefit	10	122	327	2,091
Gain on sale (a)	—	—	1,237	—

(Loss) income from discontinued operations, net of tax	$(6,717)	$(33,481)	$2,692	$(34,087)

(a)	In the second quarter of 2010, we agreed to accept payment of $1,850,000 to settle the remaining obligation owed to us by the purchaser of the Hyatt Regency New Orleans hotel, which was sold in December 2007. During the nine months ended September 30, 2010, we recognized a $1,850,000 gain on sale of the hotel, which we had previously deferred.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Total revenues (100%)	$39,683	$38,424	$94,167	$96,620
Property EBITDA (100%)	$15,593	$14,274	$30,871	$32,221

Equity in earnings of joint venture (SHR 45% ownership)
Property EBITDA	$7,017	$6,423	$13,892	$14,499
Depreciation and amortization	(2,015)	(1,938)	(6,003)	(5,763)
Interest expense	(1,981)	(1,894)	(5,711)	(5,925)
Other expenses, net	(15)	(91)	(163)	(233)
Income taxes	(272)	(751)	111	(551)

Equity in earnings of joint venture	$2,734	$1,749	$2,126	$2,027

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$2,734	$1,749	$2,126	$2,027
Depreciation and amortization	2,015	1,938	6,003	5,763
Interest expense	1,981	1,894	5,711	5,925
Income taxes	272	751	(111)	551

EBITDA Contribution from investment in Hotel del Coronado	$7,002	$6,332	$13,729	$14,266

FFO Contribution from investment in Hotel del Coronado
Equity in earnings of joint venture	$2,734	$1,749	$2,126	$2,027
Depreciation and amortization	2,015	1,938	6,003	5,763

FFO Contribution from investment in Hotel del Coronado	$4,749	$3,687	$8,129	$7,790

Debt	Interest Rate	Spread over LIBOR		Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.34%	208	bp	$610,000	January 2011
Revolving Credit Facility	2.76%	250	bp	18,500	January 2011

				628,500

Cash and cash equivalents				(24,024)

Net Debt				$604,476

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2010	2.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Paris Marriott Champs Elysees:
Property EBITDA	$6,784	$6,119	$15,858	$13,371
Revenue (a)	$6,784	$6,119	$15,858	$13,371

Lease Expense	(3,076)	(3,136)	(8,915)	(8,983)
Less: Deferred Gain on Sale Leaseback	(1,088)	(1,202)	(3,321)	(3,448)

Adjusted Lease Expense	(4,164)	(4,338)	(12,236)	(12,431)

EBITDA Contribution from Leasehold	$2,620	$1,781	$3,622	$940

Marriott Hamburg:
Property EBITDA	$1,620	$1,505	$4,369	$4,280
Revenue (a)	$1,108	$1,224	$3,383	$3,513

Lease Expense	(1,106)	(1,219)	(3,396)	(3,497)
Less: Deferred Gain on Sale Leaseback	(51)	(55)	(154)	(159)

Adjusted Lease Expense	(1,157)	(1,274)	(3,550)	(3,656)

EBITDA Contribution from Leasehold	$(49)	$(50)	$(167)	$(143)

Total Leaseholds:
Property EBITDA	$8,404	$7,624	$20,227	$17,651
Revenue (a)	$7,892	$7,343	$19,241	$16,884

Lease Expense	(4,182)	(4,355)	(12,311)	(12,480)
Less: Deferred Gain on Sale Leaseback	(1,139)	(1,257)	(3,475)	(3,607)

Adjusted Lease Expense	(5,321)	(5,612)	(15,786)	(16,087)

EBITDA Contribution from Leaseholds	$2,571	$1,731	$3,455	$797

Security Deposits (b):	September 30, 2010	December 31, 2009
Paris Marriott Champs Elysees	$14,137	$10,720
Marriott Hamburg	2,590	7,158

Total	$16,727	$17,878

(a)	For the three and nine months ended September 30, 2010 and 2009, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and nine months ended September 30, 2010 and 2009, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss attributable to SHR common shareholders	$(39,401)	$(73,461)	$(127,102)	$(202,633)
Depreciation and amortization - continuing operations	32,779	34,421	99,906	98,047
Depreciation and amortization - discontinued operations	1,289	3,943	3,702	9,631
Interest expense - continuing operations	22,118	24,635	68,488	70,674
Interest expense - discontinued operations	2,378	2,268	7,716	6,454
Income taxes - continuing operations	407	(236)	1,359	2,515
Income taxes - discontinued operations	(10)	(122)	(327)	(2,091)
Noncontrolling interests	(192)	(844)	(879)	(2,297)
Adjustments from consolidated affiliates	(1,978)	(2,508)	(5,596)	(6,813)
Adjustments from unconsolidated affiliates	4,332	4,612	11,890	12,436
Preferred shareholder dividends	7,721	7,721	23,164	23,164

EBITDA	29,443	429	82,321	9,087
Realized portion of deferred gain on sale leasebacks	(1,139)	(1,257)	(3,475)	(3,607)
Loss on sale of assets - continuing operations	—	—	—	5
Gain on sale of assets - discontinued operations	—	—	(1,237)	—
Impairment losses and other charges - continuing operations	—	—	—	50,214
Impairment losses and other charges - discontinued operations	—	30,795	—	30,795
Impairment losses and other charges - adjustments from consolidated affiliates	—	—	—	(169)
Loss on early extinguishment of debt	39	—	925	883
Loss on early termination of derivative financial instruments	—	—	18,263	—
Foreign currency exchange loss - continuing operations (a)	134	379	1,399	1,233
Foreign currency exchange loss (gain) - discontinued operations (a)	5,094	814	(7,495)	(946)

Comparable EBITDA	$33,571	$31,160	$90,701	$87,495

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss attributable to SHR common shareholders	$(39,401)	$(73,461)	$(127,102)	$(202,633)
Depreciation and amortization - continuing operations	32,779	34,421	99,906	98,047
Depreciation and amortization - discontinued operations	1,289	3,943	3,702	9,631
Corporate depreciation	(304)	(305)	(914)	(913)
Loss on sale of assets - continuing operations	—	—	—	5
Gain on sale of assets - discontinued operations	—	—	(1,237)	—
Realized portion of deferred gain on sale leasebacks	(1,139)	(1,257)	(3,475)	(3,607)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	340	375	1,036	1,076
Noncontrolling interests adjustments	(230)	(511)	(937)	(1,440)
Adjustments from consolidated affiliates	(1,342)	(1,956)	(4,644)	(5,648)
Adjustments from unconsolidated affiliates	2,047	1,970	6,099	5,859

FFO	(5,961)	(36,781)	(27,566)	(99,623)
Convertible noncontrolling interests	38	(333)	58	(857)

FFO - Fully Diluted	(5,923)	(37,114)	(27,508)	(100,480)
Impairment losses and other charges - continuing operations	—	—	—	50,214
Impairment losses and other charges - discontinued operations	—	30,795	—	30,795
Impairment losses and other charges - adjustments from consolidated affiliates	—	—	—	(169)
Non-cash mark to market of interest rate swaps	5,597	—	9,778	—
Loss on early extinguishment of debt	39	—	925	883
Loss on early termination of derivative financial instruments	—	—	18,263	—
Foreign currency exchange loss (a) - continuing operations	134	379	1,399	1,233
Foreign currency exchange loss (gain), net of tax (a) - discontinued operations	5,083	758	(7,520)	(1,512)

Comparable FFO	$4,930	$(5,182)	$(4,663)	$(19,036)

Comparable FFO per diluted share	$0.03	$(0.07)	$(0.04)	$(0.25)

Weighted average diluted shares	153,093	75,441	113,237	75,265

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)

Bank credit facility	4.01%	375	bp	$36,000	March 2011
Fairmont Scottsdale	0.82%	56	bp	180,000	September 2011
InterContinental Chicago	1.32%	106	bp	121,000	October 2011
InterContinental Miami	0.99%	73	bp	90,000	October 2011
Loews Santa Monica Beach Hotel	0.89%	63	bp	118,250	March 2012
Ritz-Carlton Half Moon Bay	0.93%	67	bp	76,500	March 2012
Hyatt Regency La Jolla	1.26%	100	bp	97,500	September 2012
Marriott London Grosvenor Square (c)	1.83%	110	bp (c)	118,131	October 2013
InterContinental Prague (d)	2.09%	120	bp (d)	138,511	March 2015
Westin St. Francis	6.09%	Fixed		220,000	June 2017
Fairmont Chicago	6.09%	Fixed		97,750	June 2017

				$1,293,642

(a)	Spread over LIBOR (0.26% at September 30, 2010).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of £75,190,000 at September 30, 2010. Spread over three-month GBP LIBOR (0.73% at September 30, 2010).
(d)	Principal balance of €101,600,000 at September 30, 2010. Spread over three-month EURIBOR (0.89% at September 30, 2010). The spread increases to 180 basis points in March 2012 through the maturity date. As of September 30, 2010, the mortgage debt outstanding has been reclassified to liabilities of assets held for sale.

Domestic and European Interest Rate Swaps

	Fixed Pay Rate Against LIBOR				Notional Amount	Maturity
Swap Effective Date	Current	Future
March 2009	1.22%	1.22%			$50,000	August 2011
February 2010	0.45%	0.45%			50,000	December 2010
February 2010	0.45%	4.59%	(e	)	75,000	April 2012
February 2010	0.45%	4.84%	(e	)	100,000	July 2012
February 2010	0.45%	5.50%	(e	)	75,000	June 2013
February 2010	0.45%	5.42%	(e	)	50,000	August 2013
February 2010	0.45%	4.90%	(e	)	100,000	September 2014
February 2010	0.45%	4.96%	(e	)	100,000	December 2014
April 2010	5.42%	5.42%			75,000	April 2015

	1.06%	4.43%			$675,000

	Fixed Pay Rate Against GBP LIBOR				Notional Amount	Maturity
Swap Effective Date	Current	Future
October 2007	3.22%	5.72%	(e	)	£75,190	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
March 2010	3.32%	€101,600	March 2015

(e)	The fixed pay rate against LIBOR increases in December 2010 through maturity.

The fixed pay rate against GBP LIBOR increases in January 2011 through maturity.

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
December 2010	5.23%	$100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$200,000

At September 30, 2010, future scheduled debt principal payments (including non-conditional extension options and liabilities of assets held for sale) are as follows:

Years ending December 31,	Amount
2010 (remainder)	$—
2011	430,237
2012	308,138
2013	124,834
2014	13,736
Thereafter	416,697

$1,293,642

Percent of fixed rate debt including U.S. and European swaps	96.6%
Weighted average interest rate including U.S. and European swaps (f)	3.44%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.11

(f)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.